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                                                                     EXHIBIT 5.1

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                        GRAND RAPIDS, MICHIGAN 49501-0352

        TELEPHONE 616 / 336-6000 - Fax 616 / 336-7000 - www.varnumlaw.com


                                February 28, 2003



Independent Bank Corporation                              IBC Capital Finance II
230 West Main Street                                      230 West Main Street
Ionia, Michigan  48846                                    Ionia, Michigan  48838


         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Independent Bank Corporation, a Michigan corporation (the "Company"), and IBC Capital Finance II, a statutory trust created under the laws of Delaware ("Capital Finance"), in connection with the issuance of Trust Preferred Securities and the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering the Trust Preferred Securities to be issued by Capital Finance and the related Guarantee and the Junior Subordinated Debentures to be issued by the Company to Capital Finance. All capitalized terms not otherwise defined herein have the meanings set forth in the Registration Statement.

         In rendering this opinion, we have reviewed: (i) the form of Amended and Restated Trust Agreement to be entered into by and among the Company, the Delaware Trustee, the Property Trustee and the Administrative Trustees (the "Trust Agreement"), pursuant to which the Preferred Securities are to be issued;
(ii) the form of Indenture to be entered into by and between the Company and the Trustee (the "Indenture") which will govern the Junior Subordinated Debentures to be issued by the Company; (iii) the form of Preferred Securities Guarantee Agreement to be entered into by and between the Company and the Guarantee Trustee (the "Guarantee Agreement"), pursuant to which the Company will guarantee certain obligations of the Trust with respect to the Preferred Securities; and (iv) the form of the Restated Articles of Incorporation of the Company.

         In so acting, we have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed as follows:


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                                 [VARNUM LOGO]

Independent Bank Corporation
IBC Capital Finance II
February 28, 2003
Page 2


         Based upon the foregoing, we are of the following opinions:

         1. The execution and delivery by the Company of each of the Trust Agreement, the Indenture and the Guarantee Agreement has been duly and validly authorized.

         2. After the Indenture has been duly executed and delivered, the Junior Subordinated Debentures to be issued by the Company to Capital Finance, when issued in accordance with the terms of the Indenture as described in the Registration Statement at the time it becomes effective, will constitute valid and binding obligations of the Company, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

         3. The Guarantee Agreement, when duly executed by the parties thereto and when provided by the Company in accordance with the terms described in the Registration Statement at the time it becomes effective and upon issuance of the Preferred Securities in accordance with the terms described in the Registration Statement, will constitute valid and binding obligations of the Company, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

         In rendering the foregoing opinion, we have relied to the extent we deem appropriate on the opinion of Richards, Layton & Finger, special Delaware counsel to Capital Finance and the Company. Our opinion is based solely on and limited to the laws of the State of Michigan, the State of Delaware and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                Very truly yours,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP


                  /s/ Varnum, Riddering, Schmidt & Howlett LLP